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                                                                    EXHIBIT 10.2
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                             COLLABORATION AGREEMENT


                                 by and between:


                              ARRAY BIOPHARMA INC.,
                           a Delaware corporation; and



                      VERTEX PHARMACEUTICALS INCORPORATED,
                          a Massachusetts corporation.




                           ---------------------------

                           Dated as of August 1, 2001

                           ---------------------------








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                                TABLE OF CONTENTS

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ARTICLE 1         DEFINITIONS.....................................................................................1


ARTICLE 2         RESEARCH COLLABORATION..........................................................................5

         Section 2.1       Goal...................................................................................5
         Section 2.2       Targets............................................................................... 5
         Section 2.3       Research Plan..........................................................................6
         Section 2.4       General Resources and Responsibilities.................................................6
         Section 2.5       Research Collaboration Staffing........................................................7
         Section 2.6       Research Term..........................................................................8
         Section 2.7       Third Party Licenses...................................................................8
         Section 2.8       Record Maintenance.....................................................................8
         Section 2.9       Exclusivity............................................................................8
         Section 2.10      Access to Diversity Library Compounds..................................................9
         Section 2.11      Delivery...............................................................................9

ARTICLE 3         MANAGEMENT.....................................................................................10

         Section 3.1       Joint Research Committee..............................................................10
         Section 3.2       Membership............................................................................10
         Section 3.3       Meetings..............................................................................10
         Section 3.4       Minutes...............................................................................10
         Section 3.5       Decision Making.......................................................................11
         Section 3.6       Program Managers......................................................................11
         Section 3.7       Records and Reporting.................................................................11

ARTICLE 4         LICENSES.......................................................................................12

         Section 4.1       Exclusive License under Collaboration Technology......................................12
         Section 4.2       Exclusive License under Joint Technology..............................................12
         Section 4.3       Non-Exclusive License under Array Technology..........................................12
         Section 4.4       Research Use License..................................................................13
         Section 4.5       License to Vertex for Diversity Library Compounds.....................................13
         Section 4.6       No Implied Licenses...................................................................13
         Section 4.7       No Products Other than Products.......................................................13
         Section 4.8       Development and Commercialization.....................................................13

ARTICLE 5         PAYMENTS.......................................................................................14

         Section 5.1       Initial Payment.......................................................................14
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         Section 5.2       Research Collaboration Funding........................................................14
         Section 5.3       Milestones............................................................................15

ARTICLE 6         PAYMENT METHOD; BOOKS AND RECORDS..............................................................16

         Section 6.1       Payment Methods.......................................................................16
         Section 6.2       Records; Inspection...................................................................16

ARTICLE 7         DUE DILIGENCE..................................................................................17

         Section 7.1       Due Diligence.........................................................................17

ARTICLE 8         INTELLECTUAL PROPERTY..........................................................................17

         Section 8.1       Ownership of Inventions; Disclosure...................................................17
         Section 8.2       Patent Prosecution....................................................................17
         Section 8.3       Cooperation...........................................................................18
         Section 8.4       Infringement Defense..................................................................18

ARTICLE 9         CONFIDENTIALITY AND NON-USE....................................................................19

         Section 9.1       Confidential Information..............................................................19
         Section 9.2       Non-Use Obligations...................................................................20
         Section 9.3       Permitted Use and Disclosures.........................................................20
         Section 9.4       Termination of Prior Agreement........................................................20
         Section 9.5       Nondisclosure of Terms................................................................21
         Section 9.6       Publication...........................................................................21

ARTICLE 10        REPRESENTATIONS AND WARRANTIES.................................................................22

         Section 10.1      Vertex................................................................................22
         Section 10.2      Array.................................................................................22
         Section 10.3      Disclaimer............................................................................22

ARTICLE 11        INDEMNIFICATION................................................................................23

         Section 11.1      Vertex................................................................................23
         Section 11.2      Array.................................................................................23
         Section 11.3      Indemnification Procedures............................................................23

 ARTICLE 12       TERM AND TERMINATION...........................................................................24

         Section 12.1      Term..................................................................................24
         Section 12.2      Termination for Breach................................................................24
         Section 12.3      Termination for Insolvency............................................................24
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         Section 12.4      Early Termination of Research Collaboration by Vertex.................................24
         Section 12.5      Termination Upon Acquisition..........................................................25
         Section 12.6      Effect of Breach or Termination.......................................................25
         Section 12.7      Survival..............................................................................25

ARTICLE 13        MISCELLANEOUS..................................................................................26

         Section 13.1      Governing Laws........................................................................26
         Section 13.2      Waiver................................................................................26
         Section 13.3      Assignment............................................................................26
         Section 13.4      Independent Contractors...............................................................26
         Section 13.5      Compliance with Laws..................................................................26
         Section 13.6      Notices...............................................................................27
         Section 13.7      Severability..........................................................................27
         Section 13.8      Advice of Counsel.....................................................................28
         Section 13.9      Performance Warranty..................................................................28
         Section 13.10     Force Majeure.........................................................................28
         Section 13.11     Complete Agreement....................................................................28
         Section 13.12     Consultation..........................................................................28
         Section 13.13     Headings..............................................................................28
         Section 13.14     Counterparts..........................................................................28

EXHIBIT A         RESEARCH PLAN


EXHIBIT b         DIVERSITY LIBRARY COMPOUND SPECIFICATIONS
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                             COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (the "Agreement"), effective as of August 1, 2001 (the "Effective Date"), is made by and between Array BioPharma Inc., a Delaware corporation, having a principal place of business at 1885 33rd Street, Boulder, Colorado 80301 ("Array"), and Vertex Pharmaceuticals Incorporated, a Massachusetts corporation, having a principal place of business at 130 Waverly Street, Cambridge, Massachusetts 02139-4242 ("Vertex").


                                   BACKGROUND

         A. Array has developed novel and proprietary methods for the generation of Compounds, has synthesized a Diversity Library (as defined below) and has skills, expertise and experience in identification, generation, selection and optimization of lead compounds to produce clinical candidates from drug discovery programs.

         B. Vertex is a pharmaceutical company involved in the research, development, manufacture and sale of new and useful pharmaceutical products, and has identified biological models and assays that have the potential to be used as the basis for drug discovery programs for specific Targets (as defined below).

         C. Vertex and Array desire to collaborate to identify Compounds with activity against the Targets, with the goal of delivering Compounds with desired activity and selectivity.


         NOW, THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         As used herein, the following terms will have the meanings set forth below:

         1.1 "Affiliate" shall mean any corporation or other entity which is directly or indirectly controlling, controlled by or under common control of a Party hereto for so long as such control exists. For the purposes of this
Section 1.1, "control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity having the power to vote on or direct the affairs of the entity, or if not meeting the preceding, the maximum voting right that may be held by the particular Party under the laws of the country where such entity exists.

         1.2 "Array Technology" shall mean Array Patent Rights, Diversity Library Compounds, and all other technology including, but not limited to, trade secrets, know-how, inventions,




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information (including structure-activity data) and materials, whether patentable or not, directed to processes, formulations and/or methods discovered, developed, owned, licensed or acquired by Array in the Field prior to the commencement date of the Research Collaboration. Notwithstanding the foregoing, it is understood that Array Technology shall not include any patent or other rights to high-speed synthesis technology, methods or compound libraries. For the avoidance of doubt, it is intended that Array Technology shall exclude Vertex Technology, Collaboration Technology and Joint Technology.

             1.2.1 "Array Patent Rights" shall mean (i) all patents and patent applications that claim a Diversity Library Compound, or method of use or process for the synthesis thereof or composition-of-matter containing such Diversity Library Compound, for which the earliest effective filing date is prior to the Effective Date, and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, or extensions to the extent the same have an earliest effective filing date prior to the date described in (i) above, and any substitutions, confirmations, or registrations of any of the foregoing, in each case, which is owned by Array (solely or jointly), to the extent Array has the right to license or sublicense the same.

         1.3 "Array Researchers" shall have the meaning set forth in Section 2.5 below.

         1.4 "Diversity Library Compound Information" shall have the meaning set forth in Section 2.11.1 below.

         1.5 "Chemical Class" shall mean those chemical entities [***].

         1.6 "Collaboration Technology" shall mean all technology including, but not limited to, trade secrets, know-how, inventions, information (including structure-activity data) and materials (excluding Compounds), whether patentable or not, directed to processes, formulations and/or methods a) discovered, developed, owned, licensed or acquired by Array (whether or not with funding support by Vertex) arising out of or in connection with the conduct of the Research Collaboration; or (b) discovered, developed, owned, licensed or acquired by Array Researcher(s) funded by Vertex in the course of performing activities under the Research Plan. For the avoidance of doubt, it is intended that Collaboration Technology shall exclude Vertex Technology, Array Technology and Joint Technology.

         1.7 "Compound" shall mean any chemical entity synthesized by Array and disclosed to Vertex in the course of performing or in connection with the Research Collaboration that is identified as having that level of activity against a Target in the applicable assay as set forth in the Research Plan. For the purposes hereof, a prodrug shall also constitute a "Compound", provided that the active component of such prodrug has the level of activity specified in the Research Plan. Notwithstanding the foregoing, it is understood and agreed that no Diversity Library Compound shall be deemed a Compound. The Parties agree that the Research Plan shall specify an enzymatic inhibition activity level no
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         1.8 "Consumer Price Index" or "CPI" means the Consumer Price Index, All
Urban Consumers, as published by the U.S. Bureau of Labor Statistics.

         1.9 "Diversity Library" shall mean the collection of chemical entities that Array makes available on a non-exclusive basis to Third Parties contained within 96-well plates. The Diversity Library shall contain between [***] and [***] chemical entities.

         1.10 "Diversity Library Compound" shall mean any chemical entity that is contained in the Diversity Library.

         1.11 "Field" shall mean the discovery, development and commercialization of small molecules for the therapeutic or prophylactic treatment of diseases and conditions in humans, wherein the mechanism of action of such small molecules is to modulate the activity of a Target.

         1.12 "First Commercial Sale" shall mean, with respect to each Product, the first bona fide FDA-approved commercial sale of such Product in the United States by or under authority of Vertex, its Affiliates or Licensees.

         1.13 "FTE" shall mean a full-time person dedicated to the Research Collaboration, or in the case of less than a full-time, dedicated person, a full-time, equivalent person year, based upon a total of [***] hours per year of work in connection with the Research Collaboration.

         1.14 "Inactive Chemical Entity" shall mean a chemical entity, (other than a Compound, or a chemical entity in the Chemical Class, or a Diversity Library Compound) synthesized and screened by Array in the course of performing, or in connection with, the Research Collaboration.

         1.15 "JRC" or "Joint Research Committee" shall have the meaning set forth in Section 3.1.

         1.16 "Joint Technology" shall mean all technology including, but not limited to, trade secrets, know-how, inventions, information (including structure-activity data) and materials (excluding Compounds), whether patentable or not, directed to products, processes, formulations and/or methods that are developed by Array using Vertex Technology or are discovered, developed, licensed or acquired jointly by Array and Vertex in performance of the Research Collaboration or thereafter until termination of the Agreement. For the avoidance of doubt, it is intended that Joint Technology shall exclude Vertex Technology, Array Technology and Collaboration Technology.

         1.17 "Licensed Technology" shall mean, collectively, Collaboration Technology, Joint Technology, and Array Technology licensed to Vertex under this Agreement.

         1.18 "Licensee" shall mean, with respect to a particular Product, a Third Party to whom Vertex has granted a license or other right under the Licensed Technology to make and sell such Product. As used in this Agreement, "Licensee" shall also include a Third Party to whom Vertex has granted the right to distribute such Product, provided that such Third Party has responsibility
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marketing and promotion of such Product within the field or territory for which such distribution rights are granted.

         1.19 "NDA" shall mean a New Drug Application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign application, registration or certification.

         1.20 "Net Sales" shall mean the gross invoice price by Vertex or its Affiliates or Licensees, as the case may be, for all Products sold by Vertex, its Affiliates or Licensees ("Selling Party"), under this Agreement in arm's length sales to Third Parties less deductions allowed to the Third Party customer by the Selling Party on such sales for: (a) trade, quantity, and cash discounts; (b) credits, rebates (including those to managed-care entities and government agencies), and allowances or credits to customers on account of rejection or returns (including, but not limited to, wholesaler and retailer returns) or on account of retroactive price reductions affecting such Product;
(c) freight, postage and duties; and (d) sales and excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities and any other governmental charges imposed upon the sale of such Product to Third Parties. In addition, the Selling Party may exclude from Net Sales a reasonable provision for uncollectible accounts, to the extent such reserve is determined in accordance with generally accepted accounting standards, consistently applied across all product lines of the particular Party, until such amounts are actually collected. Notwithstanding the foregoing, Net Sales shall not include sales among Vertex, its Affiliates and Licensees for resale, provided that such resale shall be included within Net Sales.

         1.21 "Party" or "Parties" shall mean, respectively, Array or Vertex individually, or Array and Vertex collectively.

         1.22 "Phase IIb" shall have the meaning attributed to such term in 21 CFR 312.21.

         1.23 "Phase III" shall mean human clinical trials, the principal purpose of which is to establish safety and efficacy of one or more particular doses in patients being studied, and which will (or are intended to) satisfy the requirements of a pivotal trial for purposes of obtaining approval of a Product in a country by the health regulatory authority in such country to market such Product for an application in the Field, and more specifically, shall have the meaning attributed to such term in 21 CFR 312.21.

         1.24 "Product" shall mean any diagnostic, therapeutic or prophylactic product for use in the Field, incorporating as an active ingredient at least one of the following (i) a Compound, or (ii) a chemical entity in the same Chemical Class as a Compound. For the avoidance of doubt, a Product will be considered a single Product and not a separate Product, even if multiple marketing approvals are or would be required by the FDA (or the relevant competent authority), if the multiple marketing approvals are solely due to changes to or variations of
(a) the inactive ingredient(s) and/or concentration of the active ingredient(s),
(b) the method of delivery (e.g., tabular versus injectable forms, modified dosage forms, treatment modalities), and/or (c) prodrug moieties.


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         1.25 "Research Collaboration" shall mean the research activities undertaken by the Parties pursuant to this Agreement.

         1.26 "Research Plan" shall mean the written research plan, adopted by the Parties promptly after the Effective Date, governing the joint effort of the Parties in conducting the Research Collaboration in the Field. The Research Plan may be amended from time to time by the Joint Research Committee as it deems necessary or appropriate and shall specify the Array personnel to conduct activities with respect to the Research Collaboration, such personnel to be proposed by Array. The initial Research Plan shall be attached hereto as Exhibit A.

         1.27 "Research Term" shall mean the term of the Research Collaboration, as provided in Section 2.6 below.

         1.28 "Research Year" shall mean a twelve (12) month period during the term of the Research Collaboration. The first Research Year hereunder shall be deemed to have commenced on the Effective Date.

         1.29 "Target(s)" and "Substitute Targets" shall mean those molecular targets which the parties agree are the subject of the Research Collaboration pursuant to Section 2.2 below.

         1.30 "Third Party" shall mean any person or entity other than Array and Vertex, and their respective Affiliates.

         1.31 "Vertex Technology" shall mean all technology including, but not limited to, trade secrets, know-how, inventions and information (including test data, protocols and screening methodology), and materials, whether patentable or not, directed to products, processes, formulations and/or methods that Vertex discovers, develops, identifies, licenses or acquires independently of Array (i.e., without the use of the Confidential Information of Array), and Compounds, pharmaceutical compositions containing a Compound, chemical entities in a Chemical Class, or the use of a Compound or a composition containing a Compound for therapeutic purposes. For the avoidance of doubt, it is intended that Vertex Technology shall exclude Array Technology, Collaboration Technology and Joint Technology.


                                    ARTICLE 2
                             RESEARCH COLLABORATION

         2.1 Goal. The goal of the Research Collaboration is to identify Compounds that will serve as lead classes against the Targets.

         2.2 Targets.

             2.2.1 General. The Research Collaboration shall be focused on identifying chemical entities that have activity against the following two (2) phosphatase Targets: [***].



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             2.2.2 Abandonment and Substitution of Targets. The JRC may decide to discontinue research activities with respect to one or more Targets (each a "De-Selected Target"). In such event, any Compound directed to a De-Selected Target and any chemical entity in the same Chemical Class as such Compound directed to a De-Selected Target shall remain subject to this Agreement; provided, however, that if during the Research Term research activities are discontinued with respect to a particular De-Selected Target because Vertex elects to cease all research and development activities with respect to such De-Selected Target (an "Abandoned Target"), then (i) Vertex shall so notify Array in writing, and (ii) Arrays' obligations under Section 2.9 below with respect to such Abandoned Target shall terminate [***] after the effective date of the written notice to discontinue research activities with respect to such Abandoned Target. No chemical entity synthesized by Array directed to such De-Selected Target after the effective date of the written notice to discontinue research activities with respect to such De-Selected Target shall be deemed to be a Compound or Inactive Chemical Entity under this Agreement. In the event that research activities are discontinued with respect to any De-Selected Target pursuant to this Section 2.2.2, then Vertex may substitute, upon consultation with the JRC and mutual agreement of the Parties, such agreement not to be unreasonably withheld or delayed, another target in its place as a Target for purposes of this Agreement (a "Substitute Target"). The Substitute Target(s) may be a phosphatase Target, or a Target outside the phosphatase class of enzymes. Such Substitute Target(s) shall be deemed to be a Target for the purposes of this Agreement upon the consent of Array. Array shall not be obligated to substitute more than two (2) such Substitute Targets during the Research Term, except as the parties may otherwise agree in writing.

             2.2.3 Additional Targets. Upon request of Vertex and subject to the consent of Array, such consent not to be unreasonably withheld, the Research Collaboration may be expanded to include additional Targets in excess of the number set forth in Section 2.2.1.

         2.3 Research Plan. The Research Collaboration shall be carried out in accordance with a mutually agreed upon written Research Plan attached hereto as Exhibit A which shall establish specific research objectives and the research tasks to be performed and resources to be provided by Array. The Research Plan shall, among other things, establish: (i) the scope of the research activities which will be performed; (ii) the research objectives and work plan activities;
(iii) specific screening assays for identifying and testing the activity of chemical entities against each Target; and (iv) the criteria for determining when a chemical entity shall be deemed a Compound. The JRC shall review the Research Plan on an ongoing basis and may make changes thereto as the JRC approves.

         2.4 General Resources and Responsibilities.

             2.4.1 Array Responsibilities. During the Research Term, Array shall make the following resources available in connection with the Research Collaboration activities to be performed by Array, as specified in the Research
Plan:

             (a)  Screening of compounds against Targets;

             (b) Initial drug discovery, including lead generation and lead optimization;


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             (c)  in vitro and ex vivo metabolite profiling;

             (d)  Medicinal and combinatorial chemistry; and

             (e) All materials, equipment and facilities used for the preparation and testing of Compounds, and the handling and disposal of any waste material generated by Array during the performance of the Research Collaboration. Array covenants that the materials, equipment and facilities to be used by Array under this Agreement shall be of the same quality as Array in its experience and best scientific judgment uses in its own research of similar nature.

             In performing its obligations under the Research Collaboration, Array shall use such of its available Diversity Library Compounds as Array reasonably deems necessary or useful for lead generation. During the Research Term, Array shall provide to Vertex such Array Technology as may be reasonably necessary for Vertex to carry out research activities in furtherance of the Research Collaboration.

             During the term of the Research Collaboration and thereafter until termination of the Agreement, Array agrees that, as reasonably requested by Vertex, at Vertex's expense, appropriate individuals shall be available to assist and consult with Vertex in connection with the Licensed Technology. Such assistance and consultation by Array may be by means of personal visits, correspondence or telephone discussions.

             2.4.2 Vertex Responsibilities. During the Research Term, Vertex shall have the right, but not the obligation, to carry out research activities with respect to the Targets that Vertex deems advisable, in its sole discretion, to promote the objectives of this Agreement. During the Research Term, Vertex shall provide to Array such Vertex Technology as may be reasonably necessary for Array to carry out research activities in furtherance of the Research Collaboration.

         2.5 Research Collaboration Staffing. Subject to Vertex funding the Research Collaboration pursuant to Section 5.2 Array shall devote the following number of FTEs to the conduct of the Research Collaboration by or during the following periods:

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             End of first six months                     [***] FTEs

             End of first twelve months through          [***] FTEs
             the end of the Research Term
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             The Array research staff conducting the Research Collaboration (the
"Array Researchers") shall include a dedicated team leader [***]. At least [***] of the Array Researchers will [***] and Vertex shall have the right to review the qualifications of all Array Researchers.


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Array shall employ an optimal combination of experience and training in the
Field in selecting members for the Array Researchers. Vertex and Array acknowledge the importance of having personnel devoted full-time to work in the Research Collaboration; accordingly, in order to maximize the effective conduct of the Research Collaboration, Array will use reasonable best efforts to maximize the continuity of Array Researchers conducting the Research Collaboration, and in all events shall immediately report to Vertex any changes in Array Researchers personnel. Additionally, each Array Researcher who is engaged in chemistry shall, at minimum, work as [***] FTE under the Research Collaboration.

         2.6 Research Term. The Research Term shall commence on the Effective Date and shall end upon the earlier to occur of (i) the [***] of the Effective Date, or (ii) the termination of this Agreement.

         2.7 Third Party Licenses. In the event that the Parties agree to acquire additional technologies from a Third Party specifically for use in the conduct of the Research Collaboration in the Field, Vertex will be responsible for the payment of any amounts due to the Third Party for the license of intellectual property which directly applies to any Target, and the costs of negotiating, preparing and executing any such license.

         2.8 Record Maintenance. Array shall maintain records of the Research Collaboration (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the Research Collaboration (including all data in the form required under any applicable governmental regulations and as directed by the JRC). Such records will be dated and witnessed and otherwise suitable for patent purposes in accordance with generally acceptable industry standards of all work performed and data developed for or on Vertex's behalf during the Research Collaboration.

         2.9 Exclusivity. Except as set forth herein, during the period set forth in this Section 2.9, Array shall not knowingly conduct, participate in, or fund, directly or indirectly, alone or with a Third Party, discovery research specifically directed to the Field (the "Exclusivity Period"). Except as set forth in Section 2.2.2 above, Array's obligations under this Section 2.9 shall commence on the Effective Date and shall continue until (i) the [***] of the end of the Research Term, or (ii) with respect to Targets for which Vertex is developing a Product, for so long as Vertex is pursuing diligent research and/or development of such a Product, but in no event later than the [***] of the end of the Research Term. Notwithstanding the above, in the event of a Change of Control of Array, the provisions of this Section 2.9 shall not apply to the surviving entity. For purposes of this Section 2.9, a "Change of Control" shall mean the merger, consolidation, sale of substantially all of its assets or similar transaction or series of transactions, as a result of which Array's shareholders before such transaction or series of transactions own less than fifty percent (50%) of the total number of voting securities of the surviving entity immediately after such transaction or series of transactions. Notwithstanding the foregoing, if as a result of any such Change of Control, Array exists as a wholly owned subsidiary of a parent, then the provisions of this Section 2.9 shall continue to apply to Array, but not to such parent.



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         2.10 Access to Diversity Library Compounds. On or before the first anniversary of the Effective Date, Vertex shall have the right to select up to [***] of the Diversity Library Compounds existing as of the first anniversary of the Effective Date (the "Available Diversity Library Compounds") on a plate by plate basis. Within thirty (30) days after the Effective Date, Array shall provide Vertex with a complete list of available Diversity Library Compounds and their chemical structures. Thereafter, prior to the first anniversary of the Effective Date, updates of the list of the available Diversity Library Compounds shall be provided to Vertex on a quarterly basis, and Vertex shall advise Array of its selection(s) of available chemical entities within thirty (30) days of receipt of each such update. Upon receipt of written notice of Vertex's selection, Array shall deliver such Diversity Library Compounds to Vertex in accordance with this Section 2.10. Based upon the availability of such Diversity Library Compounds, Array shall deliver to Vertex a [***] of each Diversity Library Compound, and each Diversity Library Compound shall conform to the specifications set forth in Exhibit B. In the event Array is unable to deliver the full [***] of the Available Diversity Library Compounds due to the failure of such Diversity Library Compounds to conform to the specifications set forth in Exhibit B, Vertex shall have the option to select additional Diversity Library Compounds during the term of this Agreement, so that the total number of Diversity Library Compounds delivered by Array to Vertex equal [***] of the Available Diversity Library Compounds. Vertex shall have the right to obtain from Array additional amounts of the selected Diversity Library Compounds, upon commercially reasonable terms.

         2.11 Delivery.

              2.11.1 Diversity Library. Array shall use good faith efforts to deliver the Diversity Library Compounds in accordance with a schedule mutually agreed upon by the Parties. The Diversity Library Compounds shall be delivered F.O.B. Vertex's facility at the address set forth above (or such other address as Vertex may specify in writing prior to the shipping date). The carrier shall be paid by Vertex, and shall be selected by agreement between Array and Vertex, provided that in the event no such agreement is reached Array shall select the carrier. Together with each Diversity Library Compound delivered hereunder, Array shall make available to Vertex the following information for the Diversity Library Compounds: [***] (collectively, the "Diversity Library Compound Information").

             2.11.2 Compounds and Inactive Chemical Entities. Array shall transfer to Vertex (or a Third Party designated by Vertex) all Compounds and Inactive Chemical Entities, in the amount and purity set forth in this Section 2.11.2, in the Research Plan or as otherwise agreed upon by the Parties. Together with each Compound and Inactive Chemical Entity, Array shall provide to Vertex corresponding information relating to its preparation, analytical properties and biological activity. Vertex shall have clear title to the physical samples of Compounds and Inactive Chemical Entities it receives, and except as otherwise provided in this Agreement, Vertex shall be free to use the Compounds without further obligation to Array. Array shall deliver to Vertex a minimum of [***] mg of each Compound, and a minimum of [***] mg of each Inactive Chemical Entities which shall conform to the specifications set forth in the Research Plan.



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             Array shall use its best efforts to ensure that the Compounds delivered hereunder have a purity of at least [***] by LCMS, and that the Inactive Chemical Entities delivered hereunder have a purity level as determined by the JRC, but in no event shall the purity level of the Inactive Chemical Entities be less than [***] by LCMS. Array shall use commercially reasonable efforts to deliver the Compounds and Inactive Chemical Entities promptly after they are screened, but in any event not less than on a quarterly basis, or in accordance with a schedule mutually agreed upon by the Parties. The Compounds and Inactive Chemical Entities shall be delivered F.O.B. Vertex's facility at the address set forth above (or such other address as Vertex may specify in writing prior to the shipping date). The carrier shall be paid by Vertex, and shall be selected by agreement between Array and Vertex, provided that in the event no such agreement is reached Array shall select the carrier. Upon termination or expiration of the Research Collaboration, Array shall deliver to Vertex any unused Compounds synthesized by Array during the term of the Research Collaboration.


                                    ARTICLE 3
                                   MANAGEMENT

         3.1 Joint Research Committee. As soon as practicable after the Effective Date, Vertex and Array will establish a committee (the "Joint Research Committee" or "JRC") to oversee, review and recommend direction of the Research Collaboration. The responsibilities of the Joint Research Committee shall include, among other things: (i) monitoring and reporting research progress and ensuring open and frequent exchange between the Parties regarding Research Collaboration activities; (ii) coordination of all discovery and optimization programs under the Research Collaboration; and (iii) amending as necessary the criteria for the selection of Compounds for each Target.

         3.2 Membership. The JRC shall include two (2) representatives of each of Vertex and Array, each Party's members selected by that Party. Array and Vertex may each replace its JRC representatives at any time, upon written notice to the other Party. From time to time, the JRC may establish subcommittees, to oversee particular projects or activities, and such subcommittees will be constituted as the JRC agrees.

         3.3 Meetings. During the Research Term, the JRC shall meet at least quarterly, or as agreed by the Parties, at such locations as the Parties agree, and will otherwise communicate regularly by telephone, electronic mail, facsimile and/or video conference. With the consent of the Parties, other representatives of Array or Vertex may attend JRC meetings as nonvoting observers. Each Party shall be responsible for all of its own expenses associated with attendance of such meetings. The first meeting of the JRC shall occur within forty-five (45) days after the Effective Date.

         3.4 Minutes. The JRC and/or a designated clerk shall keep accurate minutes of its deliberations which shall record all proposed decisions and all actions recommended or taken. The Secretary of the JRC (as appointed by the members of the JRC) and/or a designated clerk shall be responsible for the preparation of draft minutes. Draft minutes shall be sent to all members of the




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JRC after each meeting and shall be approved, if appropriate, at the next meeting. All records of the JRC shall at all times be available to both Array and Vertex.

         3.5 Decision Making. Decisions of the JRC shall be made by unanimous agreement. In the event that unanimity is not achieved within the JRC, the matter will be referred to Array's Chief Scientific Officer and Vertex's Vice President of Research, U.S., who shall promptly meet and endeavor in good faith to resolve such matter in a timely manner. If such individuals cannot resolve such dispute, then, other than with respect to [***]; provided, however, that notwithstanding the foregoing, Array shall not be obligated, as a result of [***], to violate any obligation or agreement it may have with any Third Party.

         3.6 Program Managers. Array shall appoint [***] as the Array Program Manager and Vertex shall appoint [***] as the Vertex Program Manager. Each Program Manager shall be the principal point of contact between the Parties. Each Party may change its Program Manager by giving [***] days' written notice to the other Party.

         3.7 Records and Reporting.

             3.7.1 Array shall keep Vertex fully informed of the progress of the Research Collaboration by providing summary reports ("Summary Reports") to the Vertex Program Manager and the JRC from time to time, but no less frequently than on a quarterly basis. Each Summary Report shall include at least the following: (i) [***] conducting the Research Collaboration, (ii) an [***] to the Research Collaboration, (iii) a description in reasonable detail of the activities, including the work conducted and data generated by Array Researchers in support of the Research Collaboration and (iv) a description in reasonable detail of all Licensed Technology generated by Array, specifically including, but not limited to, Compound(s), Inactive Chemical Entities, all assay data generated with any such Compound(s), methods and processes for the preparation of any such Compound(s), synthetic intermediates thereof, and methods and processes for the preparation of synthetic intermediates and raw materials useful in the preparation of any such Compound(s).

             3.7.2 Array shall ensure that its key personnel involved with the Research Collaboration and the Array Program Manager are reasonably available for telephone and face-to-face discussions with Vertex's personnel as may be agreed upon by the Parties. Additionally, the Array Program Manager shall be reasonably available for bi-weekly conference calls with the Vertex Program Manager or other duly authorized representative of Vertex to discuss the Research Plan and to report the activities, including the work conducted and data generated by Array Researchers in support of the Research Collaboration. The Array Program Manager (or the Array Program Manager's authorized appointee) shall be responsible for, and keep, accurate records of the bi-weekly conference calls which shall record all recommended material decisions and material actions. All records of the bi-weekly conference calls shall at all times be available to both Array and Vertex. Except as otherwise provided in Section 3.3 and in this Section 3.7.2, if Vertex requests Array personnel to attend any further meetings other than those on Array premises, Array shall be reimbursed for reasonable travel expenses incurred by Array personnel attending such meetings.



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             3.7.3 Upon completion of the Research Collaboration, Array shall provide Vertex with [***] technical information and supporting documentation generated in the course of the Research Collaboration and necessary for the manufacturing process and development of the Compound(s) and Inactive Chemical Entities in sufficient detail to allow Vertex to reproduce such process. Array shall promptly provide Vertex with copies of all technical information, data, records and supporting documentation reasonably requested by Vertex relating to the Research Collaboration, subject to the provisions of Article 9, including without limitation Compound information such as analytical and structure determination information, purity and physical characteristics at the same time as the Compounds and Inactive Chemical Entities are provided to Vertex.


                                    ARTICLE 4
                                    LICENSES

         4.1 Exclusive License under Collaboration Technology. Array hereby grants to Vertex a royalty-free, exclusive world-wide license, with the right to sublicense under Collaboration Technology to make, have made, use, sell, lease, offer to sell or lease, import, export or otherwise transfer physical possession of or title in the Compound(s) and/or Product(s).

         4.2 Exclusive License under Joint Technology. Array hereby grants to Vertex a royalty-free, exclusive world-wide license, with the right to sublicense under its rights to the Joint Technology to make, have made, use, sell, lease, offer to sell or lease, import, export or otherwise transfer physical possession of or title in the Compound(s) and/or Product(s).

         4.3 Non-Exclusive License under Array Technology.

             4.3.1 Array hereby grants to Vertex a royalty-free, non-exclusive world-wide license, with the right to sublicense, under Array Technology, solely to make, have made, use, sell, lease, offer to sell or lease, import, export or otherwise transfer physical possession of or title in (i) Product(s) in the Field, and (ii) Compound(s) inside the Field or outside the Field. The license granted under this Section 4.3.1 shall include the right to grant sublicenses to Vertex's collaborators.

             4.3.2 Array hereby grants to Vertex a royalty-free, non-exclusive world-wide license, under Array Improvements, solely to make, have made, use, sell, lease, offer to sell or lease, import, export or otherwise transfer physical possession of or title in Compounds [***] as a Compound in the Field. The license granted under this Section 4.3.2 shall include the right to grant sublicenses to Vertex's collaborators, and shall be subject to any pre-existing licenses granted to any Third Party by Array. For the purposes of this Section 4.3.2, "Array Improvements" shall mean any improvements made to the Licensed Technology after expiration of the Research Term.




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         4.4 Research Use Licenses. Array hereby grants to Vertex a perpetual, compensation-free, non-exclusive license, without the right to sublicense, under Licensed Technology to make, have made and use Compounds to make, have made and use any Inactive Chemical Entity for Vertex's own internal research purposes (on its own or through a Third Party on behalf, or under the authority, of Vertex).

         4.5 License to Vertex for Diversity Library Compounds. Array hereby grants to Vertex a non-exclusive right and license, under the applicable Licensed Technology, to make, have made and use the Diversity Library Compounds physically transferred pursuant to Section 2.10, and corresponding Diversity Library Compound Information for its own internal research purposes. The license granted under this Section 4.5 shall not include the right to grant or authorize sublicense.

         4.6 No Implied Licenses. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license or rights, including without limitation any license or right to Array Technology or Vertex Technology, shall be created by implication, estoppel or otherwise.

         4.7 No Products Other than Products. Except as otherwise agreed in writing or specifically provided in the terms of this Agreement, neither Vertex nor its Affiliates nor Licensees shall, directly or indirectly commercialize for use in the Field any [***], other than as a Product in accordance with this Agreement.

         4.8 Development and Commercialization.

             4.8.1 Post Research Collaboration Activities; Product Development. Vertex shall have sole and full control, authority, discretion and responsibility for conducting, funding and pursuing all aspects of clinical development, regulatory, manufacturing and commercialization of Compounds in the Field, either on its own, through a sublicensee or through a Third Party on behalf of or under the authority of Vertex or its sublicensee. Notwithstanding anything to the contrary in this Agreement, Array shall have no rights and will have no involvement with respect to any such clinical development, regulatory, manufacturing and commercialization. In exercising such rights, Vertex shall have the exclusive right, and may select in its sole discretion trademarks for such Products, and Vertex shall own all right, title or interest in such trademarks (subject to any pre-existing rights of Array or Third Parties).

             4.8.2 Regulatory Filings and Governmental Approvals. Vertex shall have sole and full control, authority, discretion and responsibility to prepare, file and own all right, title and interest in regulatory filings and governmental approvals relating to the Compounds, either on its own, through a sublicensee or by a Third Party on behalf of or under the authority of Vertex or its sublicensee. Notwithstanding anything to the contrary in this Agreement, Array shall have no rights with respect to the preparation, filing and ownership of any such regulatory filings and governmental approvals, but will, upon Vertex's reasonable request, assist Vertex in the preparation of such regulatory filings (at Vertex's expense).




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                                    ARTICLE 5
                                    PAYMENTS

         5.1 Initial Payment. Vertex shall pay to Array an initial fee [***] U.S. dollars [***] within [***] days after the Effective Date and upon receipt of invoice by Vertex, which amount shall be non-refundable and non-creditable against any other amounts due Array under this Agreement.

         5.2 Research Collaboration Funding.

             5.2.1 FTEs. Vertex agrees to pay Array research funding for the conduct of the Research Collaboration in an amount equal to the number of Array FTEs called for in Section 2.5 or the Research Plan for the applicable quarter multiplied by the Array FTE Rate (as defined below). The number of FTEs for particular periods within the Research Term is set forth in Section 2.5, as may be modified by the Research Plan. The "Array FTE Rate" shall be equal to [***] U.S. dollars [***] per FTE per Research Year (the "Funding Commitment"). During [***], the FTE Rate [***]. [***], the FTE Rate shall increase no more than [***] by the percentage increase, if any, in the Consumer Price Index for all Urban Consumers, as published by the U.S. Department of Labor, Bureau of Statistics, since the Effective Date or the last adjustment hereunder, whichever is later. The payments subject to this Section 5.2.1 shall be paid in quarterly installments, in advance,. The initial payment shall be made within [***] days of the date Array FTEs are first deployed in accordance with the Research Plan and upon receipt of invoice by Vertex. Subsequent payments shall be made on or before the first day of each calendar quarter thereafter within [***] days after receipt of an invoice by Vertex which sets forth the actual number of Array Researchers FTEs estimated for the upcoming quarter. Such payments are non-refundable; provided, however, that if in the event that for any quarter of the Research Term the number of Array Researcher FTEs funded by Vertex for such quarter shall exceed the actual number of Array Researcher FTEs devoted to the conduct of the Research Collaboration in such quarter, Vertex shall be entitled to credit any such excess against the Funding Commitment in the next quarter. If upon termination or expiration of the Research Term, the aggregate number of Array Researcher FTEs funded by Vertex exceeds the aggregate number of Array Researcher FTEs actually devoted to the conduct of the Research Collaboration, Array shall promptly reimburse Vertex for such excess at the applicable FTE Rate. Array shall keep accurate records and books of accounts containing all data reasonably required for the calculation and verification of FTEs employed by Array in the Research Collaboration.

             5.2.2 Non-FTE Costs. Non-FTE Costs and resource requirements (e.g., analytical, computational support, and the cost of storage, handling, transportation and disposal of chemical synthesis of products generated by Array) associated with the Research Collaboration shall be borne by Array, except that Vertex agrees to reimburse Array for any extraordinary chemical costs incurred by Array in accordance with the Research Plan and as otherwise pre-approved by Vertex. Array shall not be obligated to incur any extraordinary non-FTE costs in connection with this Research Collaboration.



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             5.2.3 No Withholding. All amounts paid by Vertex to Array pursuant to Sections 5.2.1 and 5.2.2 shall be made without withholding for taxes or any other charge.


         5.3 Milestones.

             5.3.1 Milestone Payments Based on Clinical Events. Vertex shall pay to Array the following amounts within [***] days following the first achievement by Vertex or its Affiliates, Licensees or other designees, as the case may be, of each of the following milestones with respect to each Target:

CLINICAL EVENTS MILESTONES                                                        PAYMENT AMOUNT
1. [***]                                                                          $[***]

2. [***]                                                                          $[***]

3. [***]                                                                          $[***]

4. [***]                                                                          $[***]

Vertex shall not be obligated to pay any Clinical Events Milestone payments under this Section 5.3.1 more than [***] with respect to each Target, regardless of the number of Compounds that achieve a particular Clinical Milestone event.

             5.3.2 Milestone Payments Based on Net Sales. During each full calendar year following the First Commercial Sale of a Product, Vertex shall pay to Array the following amounts within [***] days of the end of each calendar quarter following the achievement of each of the following Net Sales milestones with respect to each Product:

NET SALES MILESTONE                                                               PAYMENT AMOUNT
1. Net Sales in the U.S. exceed [***]                                             $[***]

2. Net Sales in the U.S. exceed [***]                                             $[***]

3. Net Sales in the U.S. exceed [***]                                             $[***]

4. Net Sales in the U.S. exceed [***]                                             $[***]

5. Net Sales in the U.S. exceed [***]                                             $[***]


                   (a) Net Sales of a particular Product shall be based on the aggregate sales of such Product by Vertex, its Affiliates and Licenses.


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                   (b) Each of the milestone payments set forth in this Section
5.3.2 are [***] for each [***]. By way of example, in a given calendar year within [***] years of the First Commercial Sale of a Product, if Net Sales related to such Product were [***] million, Vertex would be obligated to pay Array a milestone payment of [***], and if Net Sales related to such Product were [***] million, Vertex would be obligated to pay Array a milestone payment of [***].

                   (c) Vertex's obligation to make the milestone payments due under this Section 5.3.2 shall commence, on a [***], on the first day of the first calendar year following the First Commercial Sale of such Product, and shall continue, on a [***], until the end of the [***] following the First Commercial Sale of such Product.



                                    ARTICLE 6
                        PAYMENT METHOD; BOOKS AND RECORDS

         6.1 Payment Method. All payments due under this Agreement shall be made from a bank located in the United States by bank wire transfer in immediately available funds to a bank account designated by Array. All payments hereunder shall be made in U.S. dollars. In the event that the due date of any payment subject to Article 5 hereof is a Saturday, Sunday or national holiday, such payment may be paid on the following business day. Any payments that are not paid within [***] days after the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional [***], calculated on the number of days such payment is delinquent.

         6.2 Records; Inspection. Vertex and its Affiliates and Licensees shall keep complete, true and accurate books of account and records for the purpose of determining the milestone amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of such party, as the case may be, for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by a public accounting firm to whom Vertex has no reasonable objection, solely for the purpose of verifying milestone statements hereunder. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this
Section 6.2 shall be at the expense of Array, unless a variation or error producing an increase in payment to Array in excess of [***] for any period covered by the inspection is established in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid promptly by Vertex to Array together with interest thereon from the date such payments were due at the lesser of the prime rate as reported by the Chase Manhattan Bank, New York, New York, plus an additional [***] or the maximum rate permitted by law. The interest available to Array pursuant to this Section 6.2 shall in no way limit any other remedies available to Array.



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                                    ARTICLE 7
                                  DUE DILIGENCE

         7.1 Due Diligence. For each Compound and Product to which Vertex retains rights under this Agreement, Vertex shall use commercially reasonable efforts to develop and commercialize such Compounds and Products, and to obtain the optimum commercial return for each Compound, for the development, commercialization and marketing of pharmaceutical products of similar commercial value potential.


                                    ARTICLE 8
                              INTELLECTUAL PROPERTY

         8.1 Ownership of Inventions; Disclosure.

             8.1.1 General. Subject to Section 8.1.2 below, title and interest to all Vertex Technology shall be owned by Vertex; title and interest to all Array Technology shall be owned by Array; title and interest to all Collaboration Technology and all patent rights and other intellectual property rights related thereto shall be owned by Array; title and interest to all Joint Technology shall be jointly owned by Array and Vertex. Except as expressly provided in this Agreement, it is understood that Vertex shall have no obligation to account to Array for profits or to obtain any approval of Array to license or exploit any jointly owned invention, by reason of joint ownership of any invention or other intellectual property. Inventorship of inventions and other intellectual property conceived and/or reduced to practice pursuant to this Agreement shall be determined in accordance with the patent laws of the United States. Each Party shall promptly disclose to the other any inventions made in connection with this Agreement.

             8.1.2 Compositions; Uses. [***] and other intellectual property made by personnel of Vertex or Array (solely or jointly) in the course of performing, or in connection with, the Research Collaboration comprising (i) [***], (ii) [***], or (iii) [***]. Array [***]. It is understood and agreed that [***] under this Section 8.1.2 shall be [***], and shall [***].

         8.2 Patent Prosecution.

             8.2.1 Jointly Owned Inventions. Vertex shall have the first right to control, at Vertex's expense, the preparation, filing, prosecution and maintenance of patents and patent applications directed to Joint Technology, and conducting any interferences, re-examinations, reissues and oppositions with respect thereto. Vertex may elect, upon [***] prior notice to Array, to discontinue prosecution of any such patent applications and/or not to file or conduct any further activities with respect to such patent applications or patents. In the event Vertex declines to file or, having filed, fails to further prosecute or maintain any such patent applications or patents, or conduct any proceedings including, but not limited to, interferences, re-examinations, reissues, oppositions relating thereto, then Array shall have the right to prepare, file, prosecute and maintain such patent applications and patents in such countries as it deems appropriate, and conduct such



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proceedings, at its sole expense. In such case, upon Array's request, Vertex shall immediately execute all necessary documents that may be required in order to enable Array to file, prosecute and maintain such patent applications and to conduct any such proceedings. Neither Party shall have an obligation to account to the other, or obtain the consent of the other, with respect to the exploitation (directly or through licensees of third parties) of any Joint Technology, and each Party hereby waives any right it may have under the laws of any jurisdiction to require such an accounting or consent.

             8.2.2 Solely-Owned Inventions. Each Party shall be responsible, at its expense and in its sole discretion, for preparing, filing, prosecuting and maintaining, in such countries as it deems appropriate, any and all patent applications and patents directed to inventions solely owned by such Party pursuant to Section 8.1 above, and conducting any interferences, re-examinations, reissues and oppositions with respect to such patent applications and patents.

             8.2.3 Inventions Relating to Diversity Library Compounds. Notwithstanding any other provision of this Agreement, Vertex shall not file, prosecute and maintain any patent applications and patents claiming a Diversity Library Compound or pharmaceutical compositions based on such Diversity Library Compound (including method of use or process for the synthesis thereof or composition of matter).

         8.3 Cooperation. Each of Vertex and Array shall keep the other fully informed as to the status of patent matters described in this Article 8 (except Array Technology) affecting the other Party's rights under this Agreement. Array and Vertex shall each reasonably cooperate with and assist the other at its own expense in preparing and prosecuting patent applications that are the subject of patent rights granted under this Article 8. Vertex shall provide, on a timely basis, Array with copies of all patents claiming a Compound which may affect Array's rights under this Agreement.

         8.4 Infringement Defense.

             8.4.1 If Array receives any information or a notice of alleged infringement of a Third Party's intellectual property rights concerning the making, having made, using, selling, leasing, offering to sell or lease, importing, exporting or otherwise transferring physical possession of or title in a Compound and/or Product, Array shall promptly notify Vertex and shall provide Vertex with details concerning such information or notice.

             8.4.2 Vertex shall have the right, but not the obligation, to defend any suit against Vertex or its Licensees alleging infringement of any patent claim or other intellectual property right of a Third Party because of Vertex's (or its Licensee's) practice of its licenses under this Agreement, including the making, having made, using, selling, leasing, offering to sell or lease, importing, exporting or otherwise transferring physical possession of or title in a Compound or a Product by Vertex or its Licensees. If Vertex finds it necessary or desirable, Array agrees to cooperate with Vertex (as may reasonably be requested by Vertex) and to use its best efforts to ensure that any Array personnel (as may reasonably be requested for assistance by Vertex) will be available to cooperate with Vertex, at Vertex's expense, during the defense of any such suit. If Vertex finds it necessary or



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desirable for Array to join Vertex as a party, Array shall execute all papers or perform such other acts as may reasonably be required by Vertex. The costs and expenses of any action under this Section, including attorney fees and all damages and settlements, including any costs incurred by Array as a result of Vertex's requested participation and assistance of Array shall be borne by Vertex. In any suit under this Section in which Array is joined or is named as a party, Array shall neither admit liability or otherwise consent to an adverse judgment, without the prior written consent of Vertex.



                                    ARTICLE 9
                           CONFIDENTIALITY AND NON-USE

         9.1 Confidential Information. Except as otherwise expressly provided herein, the Parties agree that, for the term of this Agreement and for [***] thereafter, the receiving Party shall not, except as expressly provided in this
Article 9, disclose to any Third Party for any purpose any Confidential Information furnished to it by the disclosing Party hereto pursuant to this Agreement,. Array Technology and Diversity Library Compound Information shall be considered the Confidential Information of Array, except as otherwise provided in this Agreement. Vertex Technology, and all other results of the Research Collaboration that are subject to an exclusive license to Vertex shall be considered the Confidential Information of Vertex. For purposes of this Article 9, "Confidential Information" shall also mean any information including oral or written communications regarding Collaboration Technology and Joint Technology, and the source data and information and/or the reports (or any data or information contained therein), or information which if disclosed in tangible form and is marked "confidential" or with other similar designation to indicate its confidential or proprietary nature, or, if disclosed orally, is indicated orally to be confidential or proprietary at the time of such disclosure and is confirmed in writing as confidential or proprietary within forty-five (45) days after such disclosure. Notwithstanding the foregoing, Confidential Information shall not include any information that can be established by the receiving Party by competent proof that such information:

             (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

             (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

             (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

             (d) was independently developed by the receiving Party without access to or use of the other Party's Confidential Information, as demonstrated by documented evidence prepared contemporaneously with such independent development; or


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             (e) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

         9.2 Non-Use Obligations.

             9.2.1 Array shall not use Vertex Technology or other Vertex Confidential Information, except for the sole purpose of conducting the Research Collaboration at its company address listed above and not for any other use or purpose without the prior express written consent of Vertex. Without the prior written consent of Vertex, Array shall neither transfer nor provide access to Vertex Technology to any Third Party, and shall maintain Vertex Technology only at its company address set forth above. Other than for the conduct of the Research Collaboration as expressly set forth in this Agreement, it is agreed that the provision of Vertex Technology to Array under this Agreement shall not constitute any grant of, option or license to Array under any Vertex intellectual property rights or any other rights.

             9.2.2 Vertex shall not use Array Technology or other Array Confidential Information, except for the sole purpose of exercising its rights under this Agreement and not for any other use or purpose without the prior written consent of Array. Without the prior written consent of Array, Vertex shall neither transfer nor provide access to Array Technology to any Third Party, other than as necessary to exercise its rights under this Agreement and subject to such Third Party having agreed to be obligated to the terms of confidentiality and non-use as set forth in this Agreement. Other than as expressly set forth in this Agreement, it is agreed that the provision of Array Technology to Vertex under this Agreement shall not constitute any grant of, option or license to Vertex under any Array intellectual property rights or any other rights.

         9.3 Permitted Use and Disclosures. Each Party hereto may use or disclose Confidential Information disclosed to it by the other Party or Results to the extent such use or disclosure is reasonably necessary and permitted in the exercise of the rights granted hereunder in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental laws, regulations or court order or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sublicense or otherwise exercising license rights expressly granted by the other Party to it pursuant to the terms of this Agreement, provided that if a Party is required to make any such disclosure, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other Party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such information in consultation with the other Party prior to its disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

         9.4 Termination of Prior Agreement. This Agreement supersedes the Confidentiality Agreement between the Parties dated [***]. All information exchanged between the Parties under that the Confidentiality Agreement shall be deemed Confidential Information and shall be subject to the terms of this
Article 9.



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         9.5 Nondisclosure of Terms. Each of the Parties hereto agrees not to disclose the terms of this Agreement to any Third Party without the prior written consent of the other Party hereto, except to such Party's attorneys, advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. If Array concludes that a copy of this Agreement must be filed with the U.S. Securities and Exchange Commission, it will provide Vertex with a copy of the Agreement to so be filed, and will provide Vertex with an opportunity to comment on the form of the Agreement and any Sections as to which Vertex requests confidential treatment, and will take Vertex's reasonable comments and requests into consideration, before filing same. Notwithstanding the foregoing, the Parties shall agree upon a joint press release, its contents and timing, and the contents and timing of any other form of publicity or announcement relative the execution of this Agreement. Thereafter, Array and Vertex may each disclose to Third Parties the information contained in such press release or other public announcement without the need for further approval by the other. In addition to the forgoing restrictions on public disclosure, Vertex and Array may make public statements and/or issue a press release regarding the progress of the Research Collaboration and the achievement of milestones with respect thereto, following consultation and mutual agreement of the Parties with respect to the consent and timing of such public announcement and/or press release.

         9.6 Publication. Each Party may publish scientific results of its respective work within the scope of the licenses granted under this Agreement; provided however, that the Parties comply with the following procedure:

             (a) At least [***] days prior to submission for publication, Vertex shall provide Array with a copy of any such planned publication by Vertex that would disclose the Confidential Information of Array, for Array's written consent prior to the disclosure of such Confidential Information. Array shall notify Vertex in writing within [***] days after receipt of the planned publication as to whether (i) Array consents to the disclosure of such Confidential Information of Array, (ii) Array requires Vertex to remove all or part of any Confidential Information of Array prior to publication, or (iii) Array reasonably believes that any invention in Licensed Technology would be disclosed by such planned publication. In the event of notice by Array under
Section 9.5(a)(ii), Vertex agrees to remove such Confidential Information of Array requested in the notice by Array. In the event of notice by Array under
Section 9.5(a)(iii), Vertex agrees to delay publication for a reasonable time period sufficient for a patent application thereon to be filed pursuant to
Section 8.2 (but in no event to exceed [***] days). It is understood and agreed that failure of Vertex to receive notification from Array within [***] days of receipt of a planned publication under this Section 9.5(a) shall be deemed consent by Array to such publication.

             (b) At least [***] days prior to submission for publication, Array shall provide Vertex with a copy of any such planned publication by Array that would disclose the Confidential Information of Vertex, for Vertex's written consent prior to the disclosure of such Confidential Information. Vertex shall notify Array in writing within [***] days after receipt of the planned publication as to whether (i) Vertex consents to the disclosure of such Confidential Information of Vertex, (ii) Vertex requires Array to remove all or part of any Confidential Information of Vertex



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prior to publication, or (iii) Vertex reasonably believes that any invention in
Licensed Technology would be disclosed by such planned publication. In the event of notice by Vertex under Section 9.5(b)(ii), Array agrees to remove such Confidential Information of Vertex requested in the notice by Vertex. In the event of notice by Vertex under Section 9.5(b)(iii), Array agrees to delay publication for a reasonable time period sufficient for a patent application thereon to be filed pursuant to Section 8.2 (but in no event to exceed [***] days). It is understood and agreed that failure of Array to receive notification from Vertex within [***] days of receipt of a planned publication under this
Section 9.5(b) shall be deemed consent by Vertex to such publication.

             (c) Any such publication will include recognition of the Parties' respective contributions according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate.

             (d) Notwithstanding the above, Array shall not publish any scientific results that specifically relate to the Compounds.


                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

         10.1 Vertex. Vertex represents and warrants on its own behalf and on behalf of its Affiliates that: (i) it has the legal power, authority and right to enter into this Agreement and to perform all of its obligations hereunder;
(ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; (iii) it has the full right to enter into this Agreement, and to fully perform its obligations hereunder; and (iv) it has not previously granted, and during the term of this Agreement will not knowingly make any commitment or grant any rights which are in conflict in any material way with the rights and licenses granted herein.

         10.2 Array. Array represents and warrants that: (i) it has the legal right and power to extend the rights granted in this Agreement; (ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; (iii) it has the full right to enter into this Agreement, and to fully perform its obligations hereunder; (iv) it has not previously granted, and during the term of this Agreement will not knowingly make any commitment or grant any rights which are in conflict in any material way with the rights and licenses granted herein; and (v) to the best of its knowledge as of the Effective Date, there are no existing or threatened actions, suits or claims pending against it with respect to the Array Technology.

         10.3 Disclaimer. Vertex and Array specifically disclaim any guarantee that the Research Collaboration will be successful, in whole or in part. The failure of the Parties to successfully develop Compounds and/or Products will not constitute a breach of any representation or warranty or other obligation under this Agreement. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ARRAY AND VERTEX MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE VERTEX TECHNOLOGY, ARRAY TECHNOLOGY, COMPOUNDS,


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DIVERSITY LIBRARIES, DIVERSITY LIBRARY COMPOUNDS, INFORMATION DISCLOSED
HEREUNDER OR PRODUCTS INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY COLLABORATION TECHNOLOGY, PATENTED OR UNPATENTED, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.



                                   ARTICLE 11
                                 INDEMNIFICATION

         11.1 Vertex. Vertex agrees to indemnify, defend and hold Array and its Affiliates and their respective directors, officers, employees, agents and their respective successors, heirs and assigns (the "Array Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys' and professional fees and other expenses of litigation) (collectively, "Liabilities") arising, directly or indirectly out of or in connection with Third Party claims, suits, actions, demands or judgments, relating to (i) any Products developed, manufactured, used, sold or otherwise distributed by or on behalf of Vertex, its Affiliates or Licensees or other designees (including, without limitation, product liability and patent infringement claims), (ii) Vertex's performance of the Research Collaboration,
(iii) the use of the Targets by Vertex which are involved in the conduct of the Research Collaboration and the making or use of modulators of such Targets by Vertex; and (iv) any breach by Vertex of the representations and warranties made in this Agreement, except, in each case, to the extent such Array Liabilities result from the willful negligence or willful misconduct of Array.

         11.2 Array. Array agrees to indemnify, defend and hold Vertex and its Affiliates and their respective directors, officers, employees, agents and their respective heirs and assigns (the "Vertex Indemnitees") harmless from and against Liabilities arising, directly or indirectly out of or in connection with Third Party claims, suits, actions, demands or judgments, relating to (i) the performance of the Research Collaboration by Array, and (ii) any breach by Array of its representations and warranties made in this Agreement, except, in each case, to the extent such Liabilities result from the willful negligence or willful misconduct of Vertex.

         11.3 Indemnification Procedure. A Party that intends to claim indemnification (the "Indemnitee") under this Article 11 shall promptly notify the other Party (the "Indemnitor") in writing of any claim, complaint, suit, proceeding or cause of action with respect to which the Indemnitee intends to claim such indemnification (for purposes of this Section 11.3, each a "Claim"), and the Indemnitor shall have sole control of the defense and/or settlement thereof; provided that the Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense and/or settlement of such Claim. The indemnification obligations of the Parties under this Article 11 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such Claim, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 11, but the



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omission so to deliver written notice to the Indemnitor shall not relieve the
Indemnitor of any liability to any Indemnitee otherwise than under this Article
11. The Indemnitee under this Article 11, and its employees, at the Indemnitor's request and expense, shall provide full information and reasonable assistance to Indemnitor and its legal representatives with respect to such Claims covered by this indemnification. It is understood that only Vertex may claim indemnity under this Article 11 (on its own behalf or on behalf of a Vertex Indemnitee), and other Vertex Indemnitees may not directly claim indemnity hereunder. Likewise, it is understood that only Array may claim indemnity under this
Article 11 (on its own behalf or on behalf of an Array Indemnitee), and other Array Indemnitees may not directly claim indemnity hereunder.



                                   ARTICLE 12
                              TERM AND TERMINATION

         12.1 Term. The term of this Agreement shall commence on the Effective Date, and shall continue in full force and effect, on a [***] basis, until Vertex and its Licensees have no remaining milestone payment obligations with respect to any Product, or unless earlier terminated as provided in Article 12.

         12.2 Termination for Breach. Either Party to this Agreement may terminate the Research Collaboration and this Agreement in the event the other Party hereto shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for [***] days after written notice thereof was provided to the breaching Party by the non-breaching Party. Any termination shall become effective at the end of such [***] day period unless the breaching Party (or any other Party on its behalf) has cured any such breach or default prior to the expiration of the [***] day period; provided, however, in the case of a failure to pay any amount due hereunder, such default may be the basis of termination [***] business days following the date that notice of such default was provided to the breaching Party.

         12.3 Termination for Insolvency. If voluntary or involuntary proceedings by or against a Party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such Party, or proceedings are instituted by or against such Party for corporate reorganization, dissolution, liquidation or winding-up of such Party, which proceedings, if involuntary, shall not have been dismissed within [***] days after the date of filing, or if such Party makes an assignment for the benefit of creditors, or substantially all of the assets of such Party are seized or attached and not released within [***] days thereafter, the other Party may immediately terminate the Research Collaboration and/or this Agreement, effective upon notice of such termination.

         12.4 Early Termination of Research Collaboration by Vertex. Vertex may, in its absolute discretion, terminate its participation in the Research Collaboration [***], upon [***] prior written notice to Array (the "Notice Period"), in which event Vertex must nevertheless make all of the payments required to be made hereunder which accrue or fall due during the Notice Period. Array



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shall not change the number of Array Researchers FTEs after receipt of such notice, unless otherwise authorized by Vertex.

         12.5 Termination [***]. In the event that during the term of the Research Collaboration, [***] upon [***] days notice [***], and Vertex's obligations to fund the Research Collaboration under Section 5.2 and Array's obligation to conduct the Research Collaboration under Sections 2.3, 2.4 and 2.5 shall terminate. In addition, Article 3 (except Section 3.7.3 and Array's obligation to submit a final report under Section 3.7.1) shall terminate. Regardless of whether or not [***] terminates this Agreement [***], then notwithstanding the definition of Array Improvements, Array Technology, Array Patent Rights, Collaboration Technology, Joint Technology, Licensed Technology and Vertex Technology (collectively the "Technologies"), Vertex shall not acquire under this Agreement any rights to any intellectual property or subject matter that, [***], was held or controlled by [***], except as provided in this
Section 12.5. In the event [***] terminates this Agreement under this Section 12.5, then [***] shall not acquire under this Agreement any rights to any intellectual property or subject matter created or acquired by [***], unless such intellectual property or subject matter (i) would otherwise be within the Technologies (i.e., if created by Array prior [***]), (ii) was created by an individual who was an employee of [***], and (iii) was so created [***] in the course of activities directed to the Field. Except for those activities described in clause (iii) above which were conducted by an individual described in clause (ii) above, no activities of [***] shall be deemed within the Technologies.

         12.6 Effect of Breach or Termination.

              12.6.1 Accrued Rights and Obligations. Termination of this Agreement for any reason shall not release either Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

              12.6.2 Return of Materials. Upon any termination of this Agreement, Vertex and Array shall promptly return to the other all Confidential Information received from the other Party, except one copy of which may be retained for archival purposes.

              12.6.3 Material Breach for Non-Payment. In the event (i) Vertex fails to make any payment due Array under Section 5.3.1 or 5.3.2, (ii) this payment dispute is not resolved through the provisions set forth in Section 13.12, (iii) Array thereafter institutes proceedings to obtain such payment, and
(iv) as a result of such proceedings, whether by judgement or settlement thereof, Vertex is required to make all or part of such payment, [***].

         12.7 Survival. Any rights or obligations set forth under this Agreement which of their nature are intended to extend beyond the term of the Agreement
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limited to, 5.3.1, 5.3.2, 6.2, and 12.7 of this Agreement, and Articles 1, 9,
11, 12 and 13 shall survive the expiration or termination of this Agreement for any reason.


                                   ARTICLE 13
                                  MISCELLANEOUS

         13.1 Governing Laws. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the Commonwealth of Massachusetts, without reference to the conflicts of law principles thereof. The parties hereby acknowledge their diversity (Array having its principal place of business in Colorado and Vertex having its principal place of business in Massachusetts) and, if Array brings suit under this Agreement such suit shall be brought in Federal District Court in Boston, Massachusetts or the Massachusetts state courts of general jurisdiction in Boston, Massachusetts (and the parties will submit to the jurisdiction thereof); and, if Vertex brings suit under this Agreement, such suit shall be brought in the Federal District Court in Denver, Colorado or the Colorado state courts of general jurisdiction in Denver, Colorado (and the parties will submit to the jurisdiction thereof).

         13.2 Waiver. It is agreed that no waiver by either Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

         13.3 Assignment. This Agreement shall not be assignable by either Party to any Third Party hereto without the written consent of the other Party hereto. Notwithstanding the foregoing, either party may assign this Agreement, without such consent, to an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise; provided, however, that within thirty (30) days of such an assignment, the assignee shall agree in writing to be bound by the terms and conditions of this Agreement, provided further, however, that either Party may still exercise its rights under Section
12.5. This Agreement shall be binding upon and accrue to the benefit any permitted assignee, and any such assignee shall agree to perform the obligations of the assignor.

         13.4 Independent Contractors. The relationship of the Parties hereto is that of independent contractors. The Parties hereto are not deemed to be agents, employer-employee, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby. Array shall use its own discretion and shall have complete and authoritative control over its employees and Array Researchers, and the details of performing its obligations under this Agreement.

         13.5 Compliance with Laws. In exercising their rights under this license, the Parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export and sale of Products pursuant to this Agreement.



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         13.6 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to be sufficient if personally delivered or by registered or certified mail, return receipt requested, postage prepaid, transmitted by commercial overnight courier, or transmitted by telex, telegram or telecopy (receipt verified) in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto and shall be deemed to have been given upon receipt:




              If to Vertex:
              Vertex Pharmaceuticals, Inc.
              130 Waverly Street
              Cambridge, Massachusetts 02139-4242
              Attention:  Leland C. Webster, Ph.D.
              Facsimile:   (617) 444-6680

              with a copy to:
              Attn.: Legal Department
              130 Waverly Street
              Cambridge, Massachusetts 02139-4242
              Facsimile:  (617) 444-6483

              If to Array:
              Array BioPharma Corporation
              1885 33rd Street
              Boulder, CO  80301
              Attention:  David L. Snitman, Ph.D.
              Facsimile:  (303) 449-5376

              with a copy to:
              Wilson Sonsini Goodrich & Rosati
              650 Page Mill Road
              Palo Alto, CA  94304-1050
              Attention:  Kenneth A. Clark, Esq.
              Facsimile:  (650) 493-6811

         13.7 Severability. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties




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would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of its Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

         13.8 Advice of Counsel. Array and Vertex have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

         13.9 Performance Warranty. Each Party hereby warrants and guarantees the performance of any and all rights and obligations of this Agreement by its Affiliates and Licensees.

         13.10 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting Party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing Party and such Party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

         13.11 Complete Agreement. This Agreement with its Exhibits, constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the Parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Array and Vertex. Any inconsistencies between this Agreement and the Research Plan shall be resolved in favor of the Agreement.

         13.12 Consultation. If an unresolved dispute arises out of or relates to this Agreement, or the breach thereof, either Party may refer such dispute to the Chief Executive Officer of Vertex and the Chief Executive Officer of Array, or such Parties' designated representative (provided such representative is at least a Vice President or above), who shall meet in person or by telephone within forty-five (45) days after such referral to attempt in good faith to resolve such dispute.

         13.13 Headings. The captions to the several Sections hereof are not a part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.

         13.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.



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                           [SIGNATURE PAGE TO FOLLOW]







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                                [SIGNATURE PAGE]


                             COLLABORATION AGREEMENT


         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.


VERTEX PHARMACEUTICALS                     ARRAY BIOPHARMA INC.
INCORPORATED

By: /s/                                    By: /s/
   ------------------------------             ----------------------------------

Name:                                      Name:
     ----------------------------               --------------------------------

Title:                                     Title:
      ---------------------------                -------------------------------





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                             COLLABORATION AGREEMENT
                                    EXHIBIT A
                                  RESEARCH PLAN


[***].

[***]:

         [***]

[***]:

         [***]


[***]:

         [***]


[***]:

                  [***]


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                             COLLABORATION AGREEMENT


                                    EXHIBIT B
                    DIVERSITY LIBRARY COMPOUND SPECIFICATIONS

The Diversity Library Compounds shall conform to the following specifications:


[***]




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